[Letterhead of Law Offices of Dan Brecher]

February 1, 2002

Cellcom Tech, Inc.
478 Coney Island Ave
Brooklyn, New York 11218

Ladies and Gentlemen:

        We have acted as counsel to Cellcom Tech, Inc., a New York corporation (the “Company”), in connection with the registration for the sale of up to 400,000 units of the Company’s securities, each unit consisting of five shares of common stock, three class A warrants, each class A warrant for the purchase one restricted share of common stock, and two class B warrants, each class B warrant for the purchase one share of common stock (the “Units”), on a 160,000 unit minimum, 400,000 unit maximum on a best efforts basis, pursuant to a Registration Statement on Form SB-2, Amendment No. 5 (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933 on or about the date of this letter.

        As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

        Based upon the foregoing, we are of the opinion that the Units, and the securities included in the Units, upon issuance as described in the Registration Statement will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

/s/ Law Offices of Dan Brecher Law Offices of Dan Brecher